UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 20, 2022

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2022, Accelerate Diagnostics, Inc. (the “Company”) entered into a privately negotiated exchange agreement (the “Exchange Agreement”) with a holder of the Company’s 2.50% Convertible Senior Notes due 2023 (the “Notes”). Under the terms of the Exchange Agreement, the noteholder has agreed to exchange with the Company $14 million in aggregate principal amount of Notes held by it in eight equal tranches as follows for each tranche: (a) 39,620 shares of the Company’s common stock, which is equal to 22.64 shares per $1,000 principal amount of Notes exchanged, plus (b) an additional number of shares of the Company’s common stock per $1,000 principal amount of Notes exchanged equal to the sum, for each of the trading days during a separate agreed upon refence period for each tranche commencing on March 21, 2022 for the first tranche, of the quotient of (i) $155.67 divided by (ii) the daily volume-weighted average price for such trading day (collectively, the “Exchange Shares”).

The closing of the exchange transaction is expected to occur in eight tranches, subject to certain cutback provisions and the satisfaction of customary closing conditions, with the first closing expected to occur on or about March 29, 2022.

The issuance of the Exchange Shares under the Exchange Agreement is being made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchange Shares will be issued to a holder that qualifies as a “qualified institutional buyer” (as such term is defined in Rule 144A of the Securities Act) and an institutional “accredited investor” (as such term is defined in Rule 501 of the Securities Act).

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreement, which is filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 23, 2021 and incorporated herein by reference in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties and reflect the Company’s judgment as of the date of this Report. Such forward-looking statements include, but are not limited to, statements relating to the expected closings of the exchanges of the Notes pursuant to the Exchange Agreement in eight tranches. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with the satisfaction of closing conditions and other terms under the Exchange Agreement, as well as risks and uncertainties described in the Company’s filings with the SEC. These forward-looking statements are made only as the date hereof, and, except as required by law, the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC.
(Registrant)
Date: March 21, 2022
/s/ Steve Reichling
Steve Reichling
Chief Financial Officer